Exhibit 99.(a)(15)

MORGAN STANLEY INSTITUTIONAL FUND, INC.X

CERTIFICATE OF CORRECTION

MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The title of the document being corrected is Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”).

SECOND:  The Corporation is the only party to the Articles of Amendment and Restatement.

THIRD:  The Articles of Amendment and Restatement were filed with the Department on October 2, 1995.

FOURTH:  The Articles of Amendment and Restatement contained typographical errors, errors of transcription or other errors and the Corporation desires to correct such errors by filing this Certificate of Correction.

FIFTH:  An error appears in Article TENTH of the Articles of Amendment and Restatement which reads as follows:

“TENTH:  The Corporation reserves the right from time to time to amend, alter, or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of

SIXTH:  Article TENTH of the Articles of Amendment and Restatement, as corrected, reads as follows:

“TENTH:  The Corporation reserves the right from time to time to amend, alter, or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article TENTH.

SEVENTH:  Each of Article ELEVENTH, Article TWELFTH and Article THIRTEENTH of the Articles of Amendment and Restatement were erroneously omitted from the Articles of Amendment and Restatement.

EIGHTH:  Each of Article ELEVENTH, Article TWELFTH and Article THIRTEENTH of the Articles of Amendment and Restatement, as corrected, reads as follows:

“ELEVENTH:  (1)  The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

“(2)  On any given matter, the presence in any meeting, in person or by proxy, of holders of record of less than one-third of the shares issued and outstanding and entitled to vote thereat shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of shares required for action in respect of such other matter or matters.

“Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any class thereof, in connection with any corporation action (including, but not limited to, the amendment of these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

“TWELFTH:  All persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

“THIRTEENTH:  The duration of the Corporation shall be perpetual.”

“The term “Articles of Incorporation” as used herein and in the By-laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

NINTH:  The undersigned Executive Vice President and Principal Executive Officer of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Principal Executive Officer of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by the Executive Vice President and Principal Executive Officer of the Corporation and attested to by its Secretary on this 21st day of March, 2005.

ATTEST:	MORGAN STANLEY INSTITUTIONAL FUND,
INC.

/s/ Mary E. Mullin	By:	/s/ Ronald E. Robison	(SEAL)
Mary E. Mullin		Ronald E. Robison
Secretary		Executive Vice President and Principal Executive Officer